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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference into the previously filed OHM Corporation Registration Statement No. 33-12099 on Form S-8 dated April 11, 1989, Registration Statement No. 33-28025 on Form S-8 dated September 2, 1994, Registration Statement No. 33-24953 on Form S-8 dated September 2, 1994, Registration Statement No. 33-55371 on Form S-8 dated September 2, 1994, Registration Statement No. 33-55373 on Form S-8 dated September 2, 1994, Registration Statement No. 33-63233 on Form No. S-8 dated October 5, 1995, Registration Statement No. 333-15141 on Form S-8 dated October 30, 1996, and in the Registration Statement No. 333-21227 on Form S-8 dated February 5, 1997, of our report dated March 31, 1997, with respect to the financial statements of Beneco Enterprises, Inc. included in this Form 8-K/A for the acquisition of Beneco Enterprises, Inc. by OHM Corporation.



                                                /s/ Rodriguez & Associates, P.C.


Salt Lake City, UT
August 15, 1997